EXHIBIT 99.1
Unrivaled Brands Appoints Patty Chan as Permanent CFO, Announces Maternity Leave, and Interim CFO Appointment

SANTA ANA, Calif., June 13, 2023 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations throughout California, today announced that its Interim Chief Financial Officer (“CFO”’), Patty Chan, has been appointed as the Company’s permanent CFO. Patty Chan has served as the Company's Interim CFO since September 12, 2022, bringing a wealth of experience and grit, and contributing significantly to Unrivaled’s financial progress. The Board is thrilled to make Patty’s position permanent and continues to be confident in her strategic direction and financial oversight at Unrivaled. Ms. Chan will be taking maternity leave starting June 26, 2023 and is expected to return to her role by November 1, 2023.

During her absence, Chris Rivera, a veteran finance professional with over 20 years in the financial industry, will step in as Interim CFO. In his most recent role at Adnant, where he has served as Senior Manager since June 2020, Mr. Rivera has demonstrated his expertise in guiding clients through initial public reporting and intricate debt and equity financing arrangements. His portfolio boasts of successful collaborations with prominent names like Glass House Brands, Inc., MedMen Enterprises, Inc., and Gold Flora, LLC. Before Adnant, Mr. Rivera played a crucial role in conducting financial statement audits and offering accounting consulting services for both up-and-coming industries and established multinational conglomerates with billion-dollar valuations. Mr. Rivera holds a B.A. in Economics along with a minor in accounting from UCLA.

“I am honored to have been appointed as the permanent CFO and would like to thank the team for its confidence in me,” said Patty Chan. “I look forward to returning after my maternity leave and in the meantime, I am confident that Chris will do an excellent job leading our financial operations.”

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories.

For more info, please visit: https://unrivaledbrands.com.

EXHIBIT 99.1
Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Risks include the risk that the Company and the sellers may not ever enter into definitive documents contemplated by the term sheet discussed above and, therefore, the Company may not settle the amounts owed to the sellers on the terms described above or at all. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791